UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

March 18, 2009
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Date of Report (Date of earliest event reported)

ELITE PHARMACEUTICALS, INC.
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(Exact name of Company as specified in its charter)

Delaware	001-15697	22-3542636
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(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

165 Ludlow Avenue, Northvale, New Jersey 07647
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(Address of principal executive offices)

(201) 750-2646
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(Company’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

Item 3.02 Unregistered Sales of Equity Securities

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

      On March 18, 2009, Elite Pharmaceuticals, Inc., a Delaware corporation (the “Registrant”), entered into a Strategic Alliance Agreement (the “Alliance Agreement”) with Epic Pharma, LLC, a Delaware limited liability company (“Epic”), and Epic Investments, LLC, a Delaware limited liability company and wholly-owned subsidiary of Epic (the “Purchaser”), pursuant to which the Registrant will commence a strategic relationship with Epic, a pharmaceutical company that operates a business synergistic to that of the Registrant in the research and development, manufacturing, sales and marketing of oral immediate and controlled release drug products. Under the Alliance Agreement (i) at least eight additional generic drug products will be developed by Epic at the Registrant’s facility with the intent of filing abbreviated new drug applications for obtaining United States Food and Drug Administration (“FDA”) approval of such generic drugs, (ii) the Registrant will be entitled to 15% of the profits generated from the sales of such additional generic drug products upon approval by the FDA, and (iii) Epic and the Registrant will share with each other certain resources, technology and know-how in the development of drug products, which the Registrant believes will benefit the continued development of its current drug products. In order to provide the Registrant with the additional capital necessary for the product development and synergies presented by the strategic relationship with Epic, Epic will invest in the Registrant through the purchase by its wholly-owned subsidiary, the Purchaser, of $3.75 million of newly issued shares of the Registrant’s Series E Convertible Preferred Stock, par value US$0.01 per share (the “Series E Preferred Stock”), at a price of US$1,000 per share, each share convertible, at US$0.05 per share (the “Conversion Price”), into approximately 20,000 shares of its Common Stock, par value US$0.01 per share (the “Common Stock”), subject to certain adjustments. A copy of the Alliance Agreement is attached to this Form 8-K as Exhibit 10.1 and this summary of the terms of the Alliance Agreement is qualified in its entirety by reference to such Exhibit. Pursuant to the Alliance Agreement, Epic has agreed to guarantee the performance by the Purchaser of its obligations under the Alliance Agreement.

     The Registrant, Epic and Purchaser will conduct an initial closing (the “Initial Closing”) on or before April 30, 2009 (the date of such Initial Closing, the “Initial Closing Date”), provided that all conditions precedent contained in the Alliance Agreement have been satisfied or waived by the appropriate party.

     The consummation of the transactions contemplated in the Alliance Agreement will permit the Registrant to continue its current operation as a pharmaceutical company, thereby allowing the Registrant the opportunity to maximize its value for the benefit of its stockholders and avoiding a forced sale of substantially all of its assets. In the event the transactions contemplated in the Alliance Agreement are not consummated, it is likely that the Registrant would be required to promptly dispose of certain of its material assets, including all of its facilities and both its manufacturing and development equipment, regardless of whether the value of such assets is depressed due to the current economic conditions. If the Registrant were to liquidate after such disposition, the Registrant estimates that the amount of its current obligations and the liquidation preference maintained by the Registrant’s Series D Preferred Stock (as defined below) would exceed the amount that the Registrant would likely receive as a result of such liquidation. Accordingly, if the Registrant does not complete the closing of the Alliance Agreement and, as a result, is compelled to sell its assets in today’s market and subsequently liquidates, the Registrant believes that there would be no amounts distributable to the holders of its Series C Preferred Stock (as defined below), its Series B Preferred Stock (as defined below) and its Common Stock (as defined below).

     The Registrant believes that the completion of the transactions contemplated by the Alliance Agreement represents the Registrant’s best opportunity to create and maximize value for all of its stockholders by (a) adding a new revenue source from which the Registrant will be able fund a portion of its operations following commercialization of certain of Epic’s products to be developed at the Facility (as defined below), (b) engaging Epic, which has experience in the development, manufacture and licensing of pharmaceutical products, as a strategic partner, and (c) providing funding to the Registrant to participate in its strategic relationship with Epic and to continue its development of its pain products.

Use of Facility and Joint Development of Drug Products

     On the Initial Closing Date, Epic and its employees and consultants will commence using a portion of the Registrant’s facility located at 165 Ludlow Avenue, Northvale, New Jersey (the “Facility”), for the purpose of developing new generic drug products, all at Epic’s sole cost and expense (other than Facility related expenses), for a period of at least three years (the “Initial Term”), unless sooner terminated or extended pursuant to the Alliance Agreement or by mutual agreement of the Registrant and Epic (the Initial Term, as shortened or extended, the “Term”). In addition to the use of the Facility, Epic will use the Registrant’s machinery, equipment, systems, instruments and tools residing at the Facility (collectively the “Personal Property”) in connection with its joint drug development project at the Facility. Epic will have the right, exercisable in its sole discretion, to extend the Initial Term for two periods of one year each by giving written notice to the Registrant of such extension within ninety days of the end of the Initial Term or any extension thereof. Any such extension will be on the same terms and conditions contained in the Alliance Agreement. The Registrant will be responsible for (and Epic will have no responsibility for) any maintenance, services, repairs and replacements in, to or of the Facility and the Personal Property, at the Registrant’s sole cost and expense, unless any such maintenance, service, repair or replacement is required as a result of the negligence or misconduct of Epic’s employees or representatives, in which case Epic will be responsible for the costs and expenses associated therewith.

     During the Term, Epic will use and occupy a portion of the Facility and use the Personal Property for the purpose of developing (i) at least four control release products (the “Identified CR Products”) and (ii) at least four immediate release products (the “Identified IR Products”), the identity of each will be subject to the prior agreement between Epic and the Registrant. If, during the Term, Epic determines, in its reasonable business judgment, that the further or continuing development of any Identified CR Product and/or Identified IR Product is no longer commercially feasible, Epic may, upon written notice to the Registrant, eliminate from development under the Alliance Agreement such Identified CR Product and/or Identified IR Product, and replace such eliminated product with another control release or immediate release product, as applicable.

     Epic will also use a portion of the Facility and use the Personal Property for the purpose of developing (x) additional control release products of Epic (the “Additional CR Products”), subject to the mutual agreement of Epic and the Registrant, and/or (y) additional immediate release products of Epic (the “Additional IR Products”), subject to the mutual agreement of the Registrant and Epic (each Identified CR Product, Identified IR Product, Additional CR Product and Additional IR Product, individually, a “Product,” and collectively, the “Products”). Under the Alliance Agreement, Epic may not eliminate an Identified CR Product or an Identified IR Product unless it replaces such Product with an Additional CR product or Additional IR Product, as the case may be. Subject to the mutual agreement of the parties as to additional consideration and other terms, Epic may use and occupy the Facility for the development of other products of Epic (in addition to the Products).

     As additional consideration for Epic’s use and occupancy of a portion of the Facility and its use of the Personal Property during the Term and the issuance and delivery by the Registrant to the Purchaser of the Milestone Shares (as defined below) and Milestone Warrants (as defined below), for the period beginning on the First Commercial Sale (as defined in the Alliance Agreement) of each Product and continuing for a period of ten years thereafter (measured independently for each Product), Epic will pay the Registrant a cash fee (the “Product Fee”) equal to fifteen percent of the Profit (as defined in the Alliance Agreement), if any, on each of the Products.

     With respect to each Identified CR Product and Additional CR Product developed by Epic at the Facility: (i) the Registrant will issue and deliver to Epic a seven year warrant to purchase up to 10,000,000 shares of Common Stock, at an exercise price of US$0.0625, following the receipt by the Registrant from Epic of each written notice of Epic’s receipt of an acknowledgement from the FDA that the FDA accepted for filing an ANDA for such Identified CR Products and/or Additional CR Products, up to a maximum of four such warrants for the right to purchase up to an aggregate of 40,000,000 shares of Common Stock (such warrants, the “CR Related Warrants”), and (ii) the Registrant will issue and deliver to Epic 7,000,000 shares of Common Stock following the receipt by the Registrant from Epic of each written notice of Epic’s receipt from the FDA of approval for such Identified CR Products and/or Additional CR Products, up to a maximum of an aggregate of 28,000,000 shares of Common Stock (such shares, the “CR Related Shares”).

     With respect to each Identified IR Product and Additional IR Product developed by Epic at the Facility, (i) the Registrant will issue and deliver to the Purchaser a seven year warrant to purchase up to 4,000,000 shares of Common Stock, at an exercise price of US$0.0625, following the receipt by the Registrant from Epic of each written notice of Epic’s receipt of an acknowledgement from the FDA that the FDA accepted for filing an ANDA for such Identified IR Products and/or Additional IR Products, up to a maximum of four such warrants for the right to purchase up to an aggregate of 16,000,000 shares of Common Stock (such warrants, together with the CR Related Warrants, the “Milestone Warrants”), and (ii) the Registrant will issue and deliver to Epic 3,000,000 shares of Common Stock following the receipt by the Registrant from Epic of each written notice of Epic’s receipt from the FDA of approval for such Identified IR Products and/or Additional IR Products, up to a maximum of an aggregate of 12,000,000 shares of Common Stock (such shares, together with the CR Related Shares, the “Milestone Shares”). The Milestone Warrants may only be exercised by payment of the applicable cash exercise price. The Registrant will have no obligation to register with the United States Securities and Exchange Commission (the “SEC”) or any state securities commission the resale of the Milestone Shares, Milestone Warrants or the shares of Common Stock issuable upon exercise of the Milestone Warrants.

     Subject to the mutual agreement of Epic and the Registrant with respect to the selection of Additional CR Products and/or Additional IR Products pursuant to the Alliance Agreement, Epic will have the sole right to make all decisions regarding all aspects of the Products, including, but not be limited to, (i) research and development, formulation, studies and validation of each Product, (ii) identifying, evaluating and obtaining ingredients for each Product, (iii)

preparing and filing the an abbreviated new drug application (an “ANDA”) for each Product with the FDA and addressing and handling all regulatory inquiries, audits and investigations pertaining to the ANDA, and (iv) the manufacture, marketing, supply and commercialization of each Product. In addition, Epic will be the sole and exclusive owner of all right, title and interest in and to each of the Products.

      Pursuant to the Alliance Agreement, the use by each of the Registrant and Epic of the other party’s confidential and proprietary information will be restricted by customary confidentiality provisions. The Registrant and Epic also agreed in the Alliance Agreement to indemnify and hold each other harmless from certain losses under the Alliance Agreement.

     Under certain circumstances Epic will be entitled to terminate the Term early in the event that the Facility is totally damaged or destroyed such that the Facility is rendered wholly untenantable. In addition, subject to certain exceptions, either the Registrant or Epic may terminate the Term at any time if the other party is in breach of any material obligations under Article V of the Alliance Agreement and has not cured such breach within sixty days after receipt of written notice requesting cure of such breach.

      In addition to the development of the Products at the Facility and the sharing of the profits resulting from the sale of such Products after FDA approval, Epic may assist the Registrant in the continued development of the Registrant’s current drug products, as well as share with the Registrant Epic’s resources, technology and know-how in the development of drug products. The Registrant believes that such assistance will greatly benefit its continued development, licensing and partnering efforts.

Infusion of Additional Capital Necessary for Product Development

     In order to provide the Registrant with the additional capital necessary for the product development and synergies presented by the strategic relationship with Epic, at the Initial Closing, the Purchaser will pay to the Registrant a sum of US$1,000,000 in exchange for 1,000 shares of Series E Preferred Stock, which such shares of Series E Preferred Stock will be convertible, at the Conversion Price, subject to adjustment, into an aggregate of 20,000,000 shares of Common Stock, and a warrant (the “Initial Warrant”) to purchase up to 40,000,000 shares of Common Stock. The Initial Warrant will be exercisable until the date that is the seventh anniversary of the Initial Closing Date and will have a per share exercise price equal to US$0.0625, subject to adjustments for certain events, including, but not limited to, dividends, stock splits, combinations and the like. The per share exercise price of the Initial Warrant will also be subject to adjustment for the sale of Common Stock or securities convertible into Common Stock at a price less than the then applicable per share exercise price of the Initial Warrant, for which the Purchaser’s consent was not required under the Alliance Agreement (as describe in further detail below).

     On the fifth trading day following the Special Meeting of Stockholders (as defined in the Alliance Agreement) at which the Shareholder Approval (as defined in the Alliance Agreement) is obtained, the Registrant and the Purchaser will conduct a second closing (the “Second Closing” and the date of such Second Closing, the “Second Closing Date”), provided that all conditions precedent to such Second Closing contained in the Alliance Agreement have been satisfied or waived by the appropriate party on or before the Second Closing Date. The Second

Closing must occur within 180 days of the Initial Closing Date. At the Second Closing, the Purchaser will pay to the Registrant a sum of US$1,000,000 in exchange for an additional 1,000 shares of Series E Preferred Stock, which such shares of Series E Preferred Stock will be convertible, at the Conversion Price, subject to adjustment, into 20,000,000 shares of Common Stock, and a warrant (the “Second Warrant”) to purchase an additional 40,000,000 shares of Common Stock. The Second Warrant will be exercisable until the date that is the seventh anniversary of the Second Closing Date and will have a per share exercise price equal to US$0.0625, subject to adjustments for certain events, including, but not limited to, dividends, stock splits, combinations and the like. The per share exercise price of the Second Warrant will also be subject to adjustment for the sale of Common Stock or securities convertible into Common Stock at a price less than the then applicable per share exercise price of the Second Warrant, for which the Purchaser’s consent was not required under the Alliance Agreement.

     On the first trading day following the first anniversary of the Initial Closing Date, the Registrant and the Purchaser will conduct a third closing (the “Third Closing” and the date of such Third Closing, the “Third Closing Date”), provided that all conditions precedent to such Third Closing contained in the Alliance Agreement have been satisfied or waived by the appropriate party on or before such Third Closing Date. The Third Closing must occur within thirty days following the first anniversary of the Initial Closing Date. At the Third Closing, the Purchaser will pay to the Registrant a sum of US$1,000,000 in exchange for an additional 1,000 shares of Series E Preferred Stock, which such shares of Series E Preferred Stock will be convertible, at the Conversion Price, subject to adjustment, into 20,000,000 shares of Common Stock, and a warrant (the “Third Warrant” and collectively with the Initial Warrant and the Second Warrant, the “Warrants”) to purchase an additional 40,000,000 shares of Common Stock. The Third Warrant will be exercisable until the date that is the seventh anniversary of the Third Closing Date and will have a per share exercise price equal to US$0.0625, subject to adjustments for certain events, including, but not limited to, dividends, stock splits, combinations and the like. The per share exercise price of the Third Warrant will also be subject to adjustment for the sale of Common Stock or securities convertible into Common Stock at a price less than the then applicable per share exercise price of the Third Warrant, for which the Purchaser’s consent was not required under the Alliance Agreement.

     In addition, within ten business days following the last day of each calendar quarter, beginning with the first calendar quarter following the Initial Closing Date and continuing for each of the eleven calendar quarters thereafter, the Purchaser will pay to the Registrant a sum of US$62,500, for an aggregate purchase price over such period of US$750,000, in exchange for an additional 62.5 shares of Series E Preferred Stock per quarter and 750 shares of Series E Preferred Stock, in the aggregate, over such period, which such shares will be convertible into 1,250,000 shares of Common Stock per quarter and 15,000,000 shares of Common Stock, in the aggregate, over such period, subject to adjustment.

     If the Registrant determines, in its reasonable judgment, that additional funding is required for the development of its pharmaceutical products, then, either (i) the Registrant will issue, and the Purchaser will purchase, such additional number of shares of Series E Preferred Stock or Common Stock from the Registrant, upon such terms and conditions as may be agreed upon by the Registrant and Epic at the time of such determination; or (ii) on or after September 15, 2011, Epic will provide a loan to the Registrant, in an aggregate principal amount not to exceed US$1,000,000, which such loan will (A) have an interest rate equal to the then prime interest rate as published in the Wall Street Journal on the date of such loan, (B) mature on the 2nd anniversary of date of such loan, and (C) be on such other terms and conditions which are customary and reasonable to loans of a similar nature and which are mutually agreed upon between Epic and the Registrant.

     The Registrant will fund the continued development of its pharmaceutical products with (i) the proceeds received by the Registrant from the sale and issuance of Series E Preferred Stock and the Warrants purchased by the Purchaser pursuant to Alliance Agreement, (ii) any proceeds received by the Registrant from the exercise of the Warrants and Milestone Warrants issued to the Purchaser pursuant to Alliance Agreement and any Conversion Warrant (as defined below) issued to the holders of shares of the Outstanding Preferred Stock (as defined below) pursuant to the Conversion Offer (as defined below) (to the extent that such holders exercised their Conversion Warrants for cash and not pursuant to the “cashless” exercise feature of such Conversion Warrants), and (iii) any amounts received by the Registrant as Product Fees pursuant to the Alliance Agreement.

Terms of Series E Preferred Stock

      Concurrent with the Initial Closing, pursuant to the authority of its Board of Directors, the Registrant will file with the Secretary of State of the State of Delaware the Certificate of Designation of Preferences, Rights and Limitations of Series E Convertible Preferred Stock (the “Series E Certificate”). Pursuant to the Series E Certificate, each share of Series E Preferred Stock will have a stated value equal to US$1,000 (the “Stated Value”). In addition, so long as any Series E Preferred Stock remain outstanding, the Registrant will not declare, pay or set aside any dividends on shares of any other class or series of capital stock of the Registrant (other than dividends payable under the current terms of its Series D Preferred Stock) unless the Purchaser first receives, or simultaneously receives, a dividend on each outstanding share of Series E Preferred Stock in an amount equal to the dividend the Purchaser would have been entitled to receive upon conversion, in full, on one share of Series E Preferred Stock immediately prior to the record date for determination of holders entitled to receive such dividend.

      In addition to the restrictions on Registrant Actions (as defined below), the Series E Certificate provides that on any matter presented to the stockholders of the Registrant for their action or consideration at any meeting of stockholders of the Registrant (or by written consent of stockholders in lieu of meeting), the Purchaser will be entitled to cast the number of votes equal to the number of shares of Common Stock into which the shares of Series E Preferred Stock held by the Purchaser are convertible as of the record date for determining the stockholders entitled to vote on such matter. Except as provided by law or by the other provisions of the Series E Certificate, the Purchaser will vote together with the holders of Common Stock, as a single class.

      Upon any liquidation, dissolution or winding-up of the Registrant, whether voluntary or involuntary (a “Liquidation”), the Purchaser will be entitled to receive out of the assets, whether capital or surplus, of the Registrant an amount equal to the Stated Value for each share of Series E Preferred Stock held by the Purchaser before any distribution or payment will be made to the holders of Common Stock, the Series B 8% Convertible Preferred Stock, par value US$0.01 per share (the “Series B Preferred Stock”), the Series C 8% Convertible Preferred Stock, par value US$0.01 per share (the “Series C Preferred Stock”), and all other Common Stock Equivalents, other than (i) the Series D 8% Convertible Preferred Stock, par value US$0.01 per share (the

“Series D Preferred Stock,” and collectively with the Series B Preferred Stock and Series C Preferred Stock, the “Outstanding Preferred Stock”) and (ii) any securities which are explicitly senior or pari passu to the Series E Preferred Stock in dividend rights or liquidation preference (such securities, “Junior Securities”). Upon a Liquidation, the Series E Preferred Stock will rank (a) pari passu with the Series D Preferred Stock and (b) senior to any Junior Securities, including, without limitation, the Series B Preferred Stock and the Series C Preferred Stock. If the assets of the Registrant will be insufficient to pay in full such amounts, then the entire assets to be distributed to the Purchaser and the holders of all outstanding shares of Series D Preferred Stock will be ratably distributed among the Purchaser and such holders of Series D Preferred Stock in accordance with the respective amounts that would be payable on the shares of Series E Preferred Stock owned by the Purchaser and such shares of Series D Preferred Stock if all amounts payable thereon were paid in full.

     Each share of Series E Preferred Stock is initially convertible at the Conversion Price into 20,000 shares of Common Stock. The Conversion Price is subject to adjustment for certain events, including, without limitation, dividends, stock splits, combinations and the like. The Conversion Price is also subject to adjustment for (a) the sale of Common Stock or securities convertible into or exercisable for Common Stock at a price less than the then applicable conversion price, for which the Purchaser’s consent was not required under the Series E Certificate, (b) the issuance of Common Stock in lieu of cash in satisfaction of the Registrant’s dividend obligations on shares of outstanding shares of Series B Preferred Stock, Series C Preferred Stock and/or Series D Preferred Stock, and (c) the issuance of Common Stock as a result of any holder of Series D Preferred Stock exercising its right to require the Registrant to redeem all of such holder’s shares of Series D Preferred Stock pursuant to the terms thereof. The effect of the adjustments described under clauses (b) and (c) above are to cause the Series E Preferred Stock to remain convertible into an equivalent percentage of the Common Stock of the Registration as it was immediately prior to the issuance described in such clauses.

     At any time following the date upon which there are no Outstanding Preferred Stock outstanding, the Registrant may automatically convert all of the then outstanding shares of Series E Preferred Stock into Common Stock at the then effective Conversion Price (such automatic conversion, the “Forced Conversion”), if, after giving effect to the Forced Conversion, the shares of Common Stock issuable to the Purchaser upon such Forced Conversion plus the number of shares of Common Stock owned by the Purchaser immediately prior to such Forced Conversion will equal a number of shares of Common Stock that is greater than fifty percent (50%) of the then outstanding Common Stock.

     Pursuant to the Series E Certificate, other than with respect to transfers to Affiliates of the Purchaser, the Purchaser will not be entitled to transfer its shares of Series E Preferred Stock without the prior written consent of the Registrant; provided, however, the Purchaser will not be prohibited or otherwise restricted, following the Lock-Up Period (as defined below), from transferring the Conversion Shares issued to it following a conversion of its shares of Series E Preferred Stock in accordance with the terms of the Series E Certificate.

Board of Directors Composition and Voting Rights

     As of the Initial Closing Date and at all times thereafter, except as otherwise set forth herein, the Registrant and its Board of Directors will take any and all action necessary so that (i)

the size of the Board of Directors will be set and remain at seven directors, (ii) three individuals designated by Epic (the “Purchaser Directors”) will be appointed to the Board of Directors and (iii) the Purchaser Directors will be nominated at each annual or special meeting of stockholders at which an election of directors is held or pursuant to any written consent of the stockholders; provided, however, that if at any time following the Lock-Up Period the Purchaser owns less than (i) a number of shares of Series E Preferred Stock equal to ninety percent of the aggregate number of shares of Series E Preferred Stock purchased by the Purchaser at all of the then applicable Closings or (ii) following the conversion by the Purchaser of the Series E Preferred Stock, a number of shares of Common Stock equal to ninety percent of the number of shares of Common Stock so converted (the “Minimum Share Requirement”), neither the Registrant nor its Board of Directors will be obligated to nominate Purchaser Directors or take any other action with respect to those actions described in (i), (ii) and/or (iii) above. No Purchaser Director may be removed from office for cause unless such removal is directed or approved by (x) a majority of the independent members of the Board of Directors and (y) all of the non-affected Purchaser Director(s). Any vacancies created by the resignation, removal or death of a Purchaser Director will be filled by the appointment of an additional Purchaser Director. Any Purchaser Director may be removed from office upon the request of the Purchaser, with or without cause. At such time as the Purchaser owns more than 50% of the issued and outstanding Common Stock or other voting securities of the Registrant, the number of Purchaser Directors that the Purchaser will be entitled to designate under the Alliance Agreement will be equal to a majority of the Board of Directors.

     Under the Alliance Agreement and the Series E Certificate, the Registrant has agreed that, between the date of the Alliance Agreement and the date which is the earlier of (x) the date the Purchaser Directors constitute a majority of the Board of Directors and (y) ninety days following the fifth anniversary of the Initial Closing Date, except as Epic will otherwise agree in writing, the Registrant will conduct its operations only in the ordinary and usual course of business consistent with past practice. Specifically, the Registrant will not, directly or indirectly, do, or agree to do, any of the following (such actions, the “Registrant Actions”) without the prior written consent of Epic:

          (i) amend or otherwise change the Registrant’s certificate of incorporation or bylaws so as to adversely affect the Purchaser or Epic in a material manner;

          (ii) (A) other than in connection with an Exempt Issuance (as defined in the Alliance Agreement and the Series E Certificate, sell or otherwise issue any shares of Common Stock or Common Stock Equivalents (as defined in the Alliance Agreement), or (B) following the Lock-Up Period, so long as the Purchaser owns at least the Minimum Share Requirement, sell or otherwise dispose of any material property or assets of the Registrant, except pursuant to existing contracts or commitments or the sale or purchase of goods in the ordinary course of business consistent with past practice, or enter into any commitment or transaction outside the ordinary course of business consistent with past practice. Notwithstanding the foregoing, both Epic and the Registrant have agreed in the Alliance Agreement that (x) the Registrant will continue to seek a strategic partner(s) for the Registrant’s lead pain products (ELI-154 and ELI-216) and (y) Epic will reasonably consider all candidates for such strategic partner(s) identified by the Registrant;

          (iii) declare, set aside, make or pay any dividend or other distribution (whether payable in cash, stock, property or a combination thereof) with respect to any of its capital stock, other than dividends payable on outstanding shares of Series D Preferred Stock in accordance with the terms thereof as in effect on the date hereof;

          (iv) other than in connection with a reverse stock split, reclassify, combine, split, subdivide or redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock, Common Stock, Common Stock Equivalents, the Outstanding Preferred Stock (or any securities of the Registrant or its subsidiaries which would entitle the holder thereof to acquire at any time Outstanding Preferred Stock), Series E Preferred Stock, or any other equity security or capital stock of the Registrant;

          (v) (A) acquire any interest in any person or any division thereof or any assets, other than acquisitions of inventory or other assets in the ordinary course of business consistent with past practice; or (B) other than Permitted Indebtedness (as defined in the Alliance Agreement), for a period of three years from the Initial Closing Date, incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse, or otherwise as an accommodation become responsible for, the obligations of any person, except for indebtedness for borrowed money incurred by the Registrant in the ordinary course of business consistent with past practice pursuant to the terms of a current contract to which the Registrant is currently a party and listed in the Alliance Agreement as a “Company Material Contract”;

          (vi) except as may be required by contractual commitments or corporate policies with respect to employee severance or termination pay in existence on the date of the Alliance Agreement, (A) increase the compensation or benefits payable or to become payable to its directors, officers or employees, except for customary increases to compensation or benefits of Registrant employees (other than officers and directors) of not more than five percent in the aggregate per annum made by the Registrant consistent with past practice and approved by a majority of the independent members of the Board of Directors; or (B) grant any rights to severance or termination pay to, or enter into any employment or severance agreement with, any director, officer or other employee of the Registrant, or establish, adopt, enter into or amend any collective bargaining, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any director, officer or employee, except to the extent required by applicable law and except for such employment, severance or termination agreements with Registrant employees (other than officers and directors) that are entered into on an arm’s length basis and approved by a majority of the independent members of the Board of Directors;

           (vii) (A) pay, discharge or satisfy any material claims, liabilities or obligations (absolute, accrued, contingent or otherwise), except in the ordinary course of business consistent with past practice and in accordance with their terms; (B) accelerate or delay collection of any material notes or accounts receivable in advance of or beyond their regular due dates or the dates when the same would have been collected in the ordinary course of business consistent with past practice, or (C) delay or accelerate payment of any material account payable in advance of its due date or the date such liability would have been paid in the ordinary course of business consistent with past practice;

          (viii) make any material change in accounting policies or procedures, other than in the ordinary course of business consistent with past practice or except as required by United States generally accepted accounting principles or by a governmental entity;

          (ix) following the Lock-Up Period, so long as the Purchaser owns at least the Minimum Share Requirement, waive, release, assign, settle or compromise any material claims, or any material litigation or arbitration;

          (x) following the Lock-Up Period, so long as the Purchaser owns at least the Minimum Share Requirement, make any material tax election, settle or compromise any material liability for taxes owed by the Registrant, or materially amend any of its tax returns;

          (xi) following the Lock-Up Period, so long as the Purchaser owns at least the Minimum Share Requirement, be a party to any Change of Control Transaction (as defined in the Alliance Agreement) or otherwise enter into any sale, transfer, assignment, lease, license, mortgage, pledge, exchange or other disposition of all or substantially all of the assets or property (real or personal, tangible or intangible) of the Registrant or any merger, consolidation or reorganization of the Registrant with another entity;

          (xii) following the Lock-Up Period, so long as the Purchaser owns at least the Minimum Share Requirement, take any action or step in connection with the voluntary liquidation and dissolution of the Registrant or the filing of a voluntary petition or other institution of proceedings to have the Registrant adjudicated as bankrupt or the consenting to the institution of such proceedings against the Registrant; or

          (xiii) authorize or enter into any agreement or otherwise make any commitment to do any of the foregoing.

Notwithstanding the foregoing, if at any time after the Purchaser has acquired 25% or more of the shares of the capital stock of the Registrant, on an as-converted basis, pursuant to the terms of Alliance Agreement or the Warrants, the Purchaser’s ownership percentage of the shares of capital stock of the Registrant, on an as-converted basis, falls below 20% of the shares of the capital stock of the Registrant, on an as-converted basis, as a result of transfers made by the Purchaser, then the prior written consent of the Purchaser will not be required prior to the consummation of any of the foregoing Registrant Actions.

     Pursuant to the Alliance Agreement, subject to the satisfaction of certain conditions precedent contained therein, the Purchaser will not, without the prior written consent of the Registrant, transfer any Common Stock acquired by it upon conversion of the Series E Preferred Stock or otherwise acquired or purchased under the Alliance Agreement or the other transaction documents for a period commencing on the Initial Closing Date and ending on the later of (a) the date immediately following the first anniversary of the Initial Closing Date and (b) the Third Closing Date (such period, the “Lock-Up Period”).

      In the Alliance Agreement, each of Epic and the Purchaser has represented to the Registrant that it is an “accredited investor” and has agreed that the securities to be issued to the Purchaser by the Registrant pursuant to the Alliance Agreement are to bear a restrictive legend against resale without registration under the Securities Act of 1933, as amended (the “Act”). The securities to be issued to the Purchaser by the Registrant pursuant to the Alliance Agreement will be sold in reliance upon the exemption from registration afforded by Section 4(2) of the Act and Regulation D thereunder.

Certain Conditions to each Closing

     Prior to the Initial Closing Date, the Registrant must use its best efforts to obtain the agreement of the holders of the Registrant’s Outstanding Preferred Stock to convert all of their shares of Outstanding Preferred Stock into Common Stock in accordance with the respective terms of the Outstanding Preferred Stock. The conversion to Common Stock of all outstanding shares of Series B Preferred Stock and Series C Preferred is a condition precedent to the Initial Closing.

     Each holder of Outstanding Preferred Stock who elects to convert their shares of Outstanding Preferred Stock as of the Initial Closing Date will be entitled to receive from the Registrant a warrant to purchase up to 100% of the number of shares of Common Stock received by such holder upon conversion of their shares of Outstanding Preferred Stock as of the Initial Closing Date (such warrants, the “Conversion Warrants,” and such offer to holders of Outstanding Preferred Stock, the “Conversion Offer”). The Conversion Warrant will (i) have an exercise price of Twenty Five cents (US$0.25) per share (subject to adjustments for certain events, including, but not limited to, dividends, stock splits, combinations and the like), (ii) have a “cashless” exercise feature, and (iii) have a term of five years from the date of issuance. The Registrant will have no obligation to register with the SEC or any state securities commission the resale of the Conversion Warrants or the shares of Common Stock issuable upon exercise of the Conversion Warrants.

      Pursuant to the terms of the Alliance Agreement, the Registrant will effect a delisting of the Common Stock from NYSE Alternext US LLC (the “Exchange”) and will cause the Common Stock to be quoted on the OTC Bulletin Board. The Registrant believes that such change, the effectuation of which is a condition precedent to the Initial Closing, will reduce its compliance costs as well as decrease the restrictions applicable to the transaction contemplated in the Alliance Agreement imposed by the regulations of the Exchange contained in the Company Guide (as defined below).

     Under the Alliance Agreement, the Registrant agrees (x) to hold a meeting of its stockholders to approve an amendment to the Registrant’s certificate of incorporation to (i) increase the number of authorized shares of Common Stock from 210,000,000 to 340,000,000 shares and the decrease of the par value of its Common Stock from $0.01 to $0.001 and (y) to file such amendment to its certificate of incorporation with the Secretary of State of the State of Delaware. The filing of such amendment is a condition precedent to the Second Closing.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Standard; Transfer of Listing.

      On March 17, 2009, the Exchange issued a letter (the “Exchange Notification”) notifying the Registrant that the staff of the Exchange’s Corporate Compliance Department determined based on its review of publicly available information that the Registrant is not in compliance with certain continued listing standards under Part 10 of the NYSE Alternext US LLC Company Guide (the “Company Guide”) and, as a result, the Registrant has become subject to the procedures and requirements of Section 1009 of the Company Guide. In particular, the Exchange found the Registrant not to be in compliance with Section 1003(a)(iv) of the Company

Guide based on losses which are so substantial in relation to its overall operations or its existing financial resources, or its financial condition has become so impaired, that it appears questionable to the Exchange as to whether the Registrant will be able to continue operations and/or meet its obligations as they mature.

      In order to maintain its Exchange listing, the Exchange has permitted the Registrant to submit a plan (a “Plan”), by April 17, 2009, demonstrating its ability to regain compliance by September 17, 2009 (“Plan Period”) with the continued listing standard described above. If the Registrant submits a plan that is accepted by the Exchange, the Registrant may continue its Exchange listing during the Plan Period, subject to periodic review by the Exchange of the progress being made by the Registrant. If the Registrant does not submit a plan, or submits a plan that is not accepted, the Registrant may become subject to delisting proceedings. If the Registrant submits a plan that is accepted by the Exchange but, at the end of the Plan Period, is not in compliance with the continued listing standards, or does not make progress consistent with the plan during the Plan Period, the Exchange will initiate delisting proceedings in accordance with Section 1010 and Part 12 of the Company Guide.

      Pursuant to the terms of the Alliance Agreement, on or before the Initial Closing Date, the Registrant will effect a delisting of the Common Stock from the Exchange and will cause the Common Stock to be quoted on the OTC Bulletin Board. Therefore, the Registrant does not intend to file a Plan with the Exchange.

      Within five days of the date of the Exchange Notification, the Registrant will be included in a list of issuers not in compliance with the Exchange’s continued listing standards, which is posted daily on www.nyse.com/regulation and which indicates the particular standard(s) with which a company is not in compliance. Further, the indicator “.BC,” denoting the Registrant’s non-compliance with the Exchange’s continued listing standards, will be attached as an extension to the Registrant’s trading symbol whenever it is transmitted with a quotation or trade to signify the Registrant’s noncompliance. The Exchange stated that both the website posting and the “.BC” indicator will remain in effect until such time as the Registrant has regained compliance with all applicable continued listing standards.

      In addition, the Exchange stated that, due to the low price per share of the Common Stock over the last six months, the Common Stock may not be suitable for auction market trading. As such, in accordance with Section 1003(f)(v) of the Company Guide, the Exchange notified the Registrant that under the circumstances the Exchange deems it appropriate for the Registrant to effect a reverse stock split to address the low selling price of its common stock. Further, if a reverse stock split is not completed by the Registrant within a reasonable time following the Exchange Notification, the Exchange may consider suspending dealings in, or removing from the list, the Registrant’s common stock, in which case the Registrant would become subject to the procedures and requirements of Section 1009 of the Company Guide, which could result, among other things, in the Exchange’s initiation of delisting proceedings.

Item 7.01 Regulation FD Disclosure

      On March 23, 2009, the Registrant issued a press release announcing, among other things, the execution of the Alliance Agreement and its receipt of the Exchange Notification. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits

a)      Not applicable.

b)      Not applicable.

c)      Not applicable.

d)      Exhibits.

Exhibit 10.1	Strategic Alliance Agreement, dated as of March 18, 2009, by and among Elite Pharmaceuticals, Epic Pharma, LLC and Epic
Investments, LLC

99.1	Press Release dated March 23, 2009

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 23, 2009

ELITE PHARMACEUTICALS, INC.

By:	/s/ Chris Dick
Chris Dick Acting Chief Executive Officer and Chief Operating Officer